CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Hollywood Trenz, Inc. of our report dated March 15, 1996, relating to the financial statements of Hollywood Trenz, Inc. as of December 31, 1995.



                                  Winter, Scheifley & Associates, P.C.
                                  Certified Public Accountants


May 17, 1996
Englewod, Colorado